EXHIBIT 10.8


                                    AGREEMENT

                           J. POLLACK & COMPANY, INC.

                                       And

                           ALLIANCE TROPHY CLUB, INC.



THIS AGREEMENT, is entered into this 17th day of February, 1999, by and between Alliance Trophy Club, Inc. and J. Pollack & Company, Inc., 703 South 11th Street, Lantana Florida, 33462, 561-585-4485 (hereinafter referred to as "Representative").

AS AGREED, upon the receipt of the initial compensation of 75,000 shares of free-trading stock (symbol: ALLT) provided by Alliance Trophy Club, Inc. and based on a 6 month contracting period, the Representative agrees to provide the following services:

1.   Assist in Generating Press Releases

2. Develop Market Awareness through Direct Communication with the Brokerage Houses, Fund Managers, Analysts, Public and Private Investors

3. Develop an Interactive Web site for Company Profile, Current Press Releases, Stock Prices and Company Filings

4.   Lead Generation Programs (Deck Drops, Internet Blasts, etc.)

5.   Review and Discuss Investment Banking and Investor Relation Issues


IN WITNESS WHEREOF, the parties have duly set their hands to this Agreement, effective on this date stated above.


J. POLLACK & COMPANY, INC.                   ALLIANCE TROPHY CLUB, INC.



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Jason S. Pollack, President                  Lance White, President